Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the 31st day of January, 2017, by and among REIT COVE LLC, a Delaware limited liability company (“Assignor”), REIT III COVE LLC, a Delaware limited liability company (“REIT III”), and REIT IV COVE LLC, a Delaware limited liability company (“REIT IV”, and together with REIT III, collectively, the “Assignees”).

Unless otherwise defined herein, capitalized terms in this Agreement shall have the same meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A.             Assignor has entered into that certain Agreement of Sale and Purchase (Membership Interests) dated as of September 29, 2016 (the “Purchase Agreement”) by and among Assignor, RP Cove, L.L.C., a Delaware limited liability company (“Rockpoint”), and Maximus Cove Investor LLC, a Delaware limited liability company, pursuant to which Assignor agreed to purchase from Rockpoint, and Rockpoint agreed to sell to Assignor, the Assigned Company Membership Interests (as defined in the Purchase Agreement).

B.            Assignor desires to assign to the Assignees, and the Assignees wish to assume from Assignor, all of Assignor’s rights and obligations under and incident to the Purchase Agreement.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, Assignor and the Assignees agree as follows, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Assignment by Assignor to the Assignees. Pursuant to and in accordance with Section 10.4 of the Purchase Agreement, Assignor hereby assigns to the Assignees all of Assignor’s rights, obligations, title and interest in, to and under the Purchase Agreement. Each Assignee is controlled, directly or indirectly, by David Lichtenstein.

2.          Assumption by the Assignees. The Assignees hereby accept the foregoing assignment and assume all of Assignor’s rights, obligations, title and interest in, to and under the Purchase Agreement and shall be jointly and severally responsible for the due performance and observance of all agreements, covenants, conditions, provisions and obligations to be performed and observed by Assignor under the Purchase Agreement whether arising or accruing before, as of or after the date hereof. Upon the Closing (pursuant to and in accordance with the terms and conditions of the Purchase Agreement), (i) Rockpoint shall assign to REIT III, and REIT III shall assume from Rockpoint, fifty percent (50%) of the Assigned Company Membership Interests, and (ii) Rockpoint shall assign to REIT IV, and REIT IV shall assume from Rockpoint, the remaining fifty percent (50%) of the Assigned Company Membership Interests.

3.          Binding Effect. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

4.          Governing Law. This Assignment shall be governed by and construed in accordance with the substantive internal laws of the State of New York without regard to the principles of conflicts of laws.

5.          Counterparts. This Agreement may be executed in multiple counterparts, each of which constitutes an original but all of which taken together constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASSIGNOR:

REIT COVE LLC,
a Delaware limited liability company

By:	/S/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Executive Vice President

ASSIGNEES:

REIT III COVE LLC,
a Delaware limited liability company

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Executive Vice President

REIT IV COVE LLC,
a Delaware limited liability company

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Executive Vice President

[Signature Page to Assignment and Assumption Agreement]